UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
May 8, 2008
Date of Report (Date of earliest event reported)
Greenfield Online, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50698	06-1440369
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On May 8, 2008, Greenfield Online, Inc. (the “Company”) reported its results of operations for the three months ended March 31, 2008. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.
Item 7.01 Regulation FD Disclosure.
On May 7, 2008, the Company and the individual defendants reached an agreement in principle to settle the class action lawsuit in the matter entitled Plumbers & Pipefitters Local Union No. 630 Pension Annuity Trust v. Greenfield Online, Inc., et al. Docket No. 07-cv-1118 (VLB). The Company has determined that it is beneficial to enter into the proposed settlement in order to avoid costly and time consuming litigation. The terms of the settlement, which contain no admission of any liability or wrongdoing on the part of any defendant, are subject to the completion of confirmatory discovery by plaintiffs’ counsel, the negotiation of definitive documentation and approval by the court, and includes a cash payment by the Company of $4 million that is expected to be made to the plaintiffs during 2008. As part of the proposed settlement the Company has also agreed to adopt certain enhancements to its corporate governance policies and procedures. The Company anticipates that one-half of the settlement payment will be funded by insurance proceeds. The balance of the costs of settlement will be borne by the Company. Once approved, the Company believes the settlement will resolve all class action litigation pending against the Company, as well as its former and current officers. As a result of this agreement in principle, the Company recorded a one-time net charge of $2 million in its financial statements for the quarter ended March 31, 2008.
The proposed settlement described above is subject to court approval and other contingencies. Accordingly, there can be no assurance that a final settlement will ultimately be achieved on the terms described above, if at all. In the event that a settlement is not finalized, the Company intends to defend against the allegations contained in the class action lawsuit.
     The information in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Earnings release for the period ended March 31, 2008 issued by Greenfield Online, Inc. on May 8, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: May 8, 2008

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